UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (Date of earliest event reported): March 31, 2026
POWELL INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-12488	88-0106100
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8550 Mosley Road	Houston	Texas	77075-1180
(Address of principal executive offices)			(Zip Code)
(713) 944-6900
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	POWL	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03– Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 6, 2026, Powell Industries, Inc. (NASDAQ: POWL) (the “Company”) previously announced a three-for-one forward stock split (the “Stock Split”) of the Company’s common stock. On March 31, 2026, the Company filed an amendment (the “Amendment”) to the Company’s Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware to effect the previously announced Stock Split and proportionately increase the number of shares of the Company’s authorized common stock from 30 million to 90 million. The Amendment, which will become effective at 5:00 p.m. Eastern Time on April 1, 2026, is filed as Exhibit 3.1 to this Current Report on Form 8-K.

Trading is expected to commence on a split-adjusted basis at market open on April 6, 2026.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are furnished as part of this Report.

Exhibit Number	Description
3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Company
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWELL INDUSTRIES, INC.

Date: March 31, 2026
	By:	/s/ Michael W. Metcalf
Michael W. Metcalf
Executive Vice President
Chief Financial and Principal Accounting Officer
(Principal Financial and Principal Accounting Officer)